Exhibit 23.1

Consent of KPMG LLP, Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2024, with respect to the consolidated financial statements of AEON Biopharma, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

April 1, 2024